EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in

(i)

Post-Effective Amendment No. 2 to Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

(ii)

Registration Statement (Form S-8, No. 33-50841) and Registration Statement (Form S-8, No. 33-59602), each of which relate to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii)

Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 333-29765) which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan,

(iv)

Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 333-41068) which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan,

(v)

Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 333-109000), which relates to the Phillips-Van Heusen Corporation 2003 Stock Option Plan,

(vi)

Registration Statement (Form S-8, No. 333-125694) which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates, Associates Investment Plan for Hourly Associates and Associates Investment Plan for Residents of the Commonwealth of Puerto Rico, and

(vii)

Registration Statement (Form S-8, No. 333-143921), which relates to the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan

of Phillips-Van Heusen Corporation and in the related Prospectuses of our reports dated March 24, 2008 with respect to the consolidated financial statements and financial statement schedule of Phillips-Van Heusen Corporation and the effectiveness of internal control over financial reporting of Phillips-Van Heusen Corporation, included in this Annual Report (Form 10-K) for the year ended February 3, 2008.

/s/ ERNST & YOUNG LLP

New York, New York

April 1, 2008